Exhibit 99.1
Proxy-Founders Bancorp
SPECIAL MEETING OF SHAREHOLDERS
This proxy is solicited on behalf of the Board of Directors of Founders Bancorp
The undersigned hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement - Prospectus, and hereby appoints D. Michael Patrick, Richard H. Porter, and Fred Russell, and each of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Special Meeting of Shareholders of Founders Bancorp to be held at the San Luis Obispo Country Club, 255 Country Club Drive, San Luis Obispo, California, at 10:30 a.m. Pacific Time, on Friday, February 17, 2017, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated herein, all shares of Common Stock of Founders Bancorp held of record by the undersigned on December 23, 2016, and which the undersigned would be entitled to vote if present in person at such Special Meeting.
This proxy may be revoked by filing a subsequently dated proxy or by notifying the Secretary of Founders Bancorp of your decision to revoke this proxy, either in person at the Special Meeting or in writing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH PROPOSAL.

1.
To approve and adopt the Agreement and Plan of Merger dated as of October 29, 2016, between Heartland Financial USA, Inc., and Founders Bancorp, as it may be amended from time to time, pursuant to which Founders Bancorp will merge with and into Heartland Financial USA, Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2.    To approve the adjournment of the Founders Bancorp special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Agreement and Plan of Merger.

FOR ☐	AGAINST ☐	ABSTAIN ☐
NOTE: There will be no other business conducted at the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

I/WE do ☐ or             I/WE do not     ☐ expect to attend this meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all joint tenants must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date

Name [PLEASE PRINT]

Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

Name [PLEASE PRINT]